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                                                                    EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]

                                 October 4, 1996

On Command Video Corporation
3301 Olcott Street
Santa Clara, California 95054

            Re:   Merger of On Command Video Corporation
                  and On Command Merger Corporation

Ladies and Gentlemen:

            You have requested our opinion with respect to certain United States federal income tax consequences of the proposed merger pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of August 13, 1996 by and among On Command Video Corporation, a Delaware corporation ("OCV"), On Command Merger Corporation, a Delaware corporation ("Merger Subsidiary"), and On Command Corporation, a Delaware corporation ("Buyer"), and the transactions contemplated in connection therewith described in the Registration Statement of Buyer (forming part of the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, as filed by Buyer with the Securities and Exchange Commission) dated August 16, 1996, as amended (the "Registration Statement"). Transactions contemplated in connection with the proposed merger include the merger of OCV with and into Merger Subsidiary (the "Merger") pursuant to the terms of the Agreement.

            Specifically, you have requested our opinion as to whether, for United States federal income tax purposes, the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). We hereby
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October 4, 1996
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consent to the use of our name under the caption "Certain Tax Consequences -
Certain U.S. Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement.(1)

            In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information and representations contained in the Agreement and the Registration Statement. In connection with this opinion, OCV and Buyer have made representations with respect to certain factual matters set forth in the Tax Representation Letter of OCV and Buyer, dated October 4, 1996. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information and representations set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

            In rendering our opinion, we have considered the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, pertinent judicial authorities and published rulings and other pronouncements of the Internal Revenue Service, all as of the date hereof.

            Based solely on the foregoing and provided that the Merger is consummated in the manner set forth in the Registration Statement, we are of the opinion that, under present law, for United States federal income tax purposes,
(i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) OCV, Buyer and Merger Subsidiary will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

            Except as set forth above, we express no other opinion as to the tax consequences of the Merger and related transactions to any party under United States federal, state, local or foreign laws. We are furnishing this opinion to you solely in connection with the Merger, and this opinion is not to be relied upon by any other person for any other purpose. Our opinion is not binding on the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions herein. If all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement or if all of the representations,

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1 For purposes of this opinion, all capitalized terms, unless otherwise specified, have the meanings assigned to them in the Registration Statement.
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On Command Corporation
October 4, 1996
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warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times, our opinion might be adversely affected and may not be relied upon.

                                    Very truly yours,

                                    /s/ Latham & Watkins